Exhibit 10.2

December 6, 2012

Steve Filton

Senior Vice President & CFO

UHS of Delaware, Inc.

367 South Gulph Road

King of Prussia, PA 19406

Dear Steve;

The Board of Trustees of Universal Health Realty Income Trust (“UHT”), at today’s meeting, authorized the renewal of the current Advisory Agreement between UHT and UHS of Delaware, Inc. (“the Agreement”) upon substantially the same terms and conditions contained in that Agreement, except that the annual advisory fee will be increased from .65 percent to .70 percent of the Average Invested Real Estate Assets of the Trust, as defined in the Agreement. This letter constitutes Universal Health Realty Income Trust’s offer to renew the Agreement, through December 31, 2013, upon the terms and conditions approved at today’s meeting.

Please acknowledge UHS of Delaware’s acceptance of this offer by signing in the space provided below and returning one copy of this letter to me. Thank you.

Sincerely,

/s/ Cheryl K. Ramagano
Cheryl K. Ramagano
Vice President and Treasurer

Agreed and Accepted:

UHS OF DELAWARE, INC.

By:	/s/ Steve Filton
Steve Filton
Senior Vice President and CFO

CC:	Charles Boyle